EXHIBIT 32.1

 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Consensus Cloud Solutions, Inc. (the “Company”) for the year ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), R. Scott Turicchi, as Chief Executive Officer (Principal Executive Officer) of the Company, and James C. Malone, as Chief Financial Officer (Principal Financial Officer) of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 31, 2023	By:	/s/ R. SCOTT TURICCHI
R. Scott Turicchi
Chief Executive Officer (Principal Executive Officer)

Dated:	March 31, 2023	By:	/s/ JAMES C. MALONE
James C. Malone
Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Consensus Cloud Solutions, and will be retained by Consensus Cloud Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.